SCHEDULE 14A

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Health Management Associates, Inc.

(Name of Registrant as Specified In Its Charter)

Glenview Capital Partners, L.P.

Glenview Capital Master Fund, Ltd.

Glenview Institutional Partners, L.P.

Glenview Offshore Opportunity Master Fund, Ltd.

Glenview Capital Opportunity Fund, L.P.

Glenview Capital Management, LLC

Larry Robbins

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

On July 3, 2013, Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., Glenview Offshore Opportunity Master Fund, Ltd., Glenview Capital Opportunity Fund, L.P., Glenview Capital Management, LLC and Larry Robbins posted updated slides to a slide presentation relating to Health Management Associates, Inc. previously posted on June 25, 2013 to www.revitalizehma.com. A copy of the updated slides of the slide presentation is filed herewith as Exhibit 1.